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                                                                   EXHIBIT 10(b)





                  POLARIS SUPPLEMENTAL RETIREMENT/SAVINGS PLAN















                             EFFECTIVE JULY 1, 1995


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                  POLARIS SUPPLEMENTAL RETIREMENT/SAVINGS PLAN

                             Effective July 1, 1995
                (Reflecting Changes Effective December 31, 1996)

                                TABLE OF CONTENTS

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
ARTICLE 1.  DEFINITIONS.........................................................................................  1

         1.1      Account.......................................................................................  1
         1.2      Additional Credits............................................................................  1
         1.3      Administrator.................................................................................  1
         1.4      Affiliated Company............................................................................  1
         1.5      Board of Directors............................................................................  1
         1.6      Change of Control.............................................................................  1
         1.7      Code..........................................................................................  2
         1.8      Committee.....................................................................................  2
         1.9      Compensation..................................................................................  2
         1.10     Corporation"..................................................................................  2
         1.11     Corporation Voting Securities.................................................................  2
         1.12     Deferrals shall mean the amounts credited to a Member's Account under Section 3.3.............  2
         1.13     Deferral Agreement............................................................................  2
         1.14     Deferral Percentage...........................................................................  2
         1.15     Distribution Option(s)........................................................................  2
         1.16     Effective Date................................................................................  2
         1.17     Eligible Executive............................................................................  2
         1.18     Exchange Act..................................................................................  2
         1.19     Member........................................................................................  2
         1.20     Participating Company.........................................................................  3
         1.21     Plan..........................................................................................  3
         1.22     Plan Sponsor..................................................................................  3
         1.23     Savings Plan..................................................................................  3
         1.24     Valuation Date................................................................................  3

ARTICLE 2.  MEMBERSHIP AND DEFERRAL AGREEMENTS..................................................................  3
         2.1      In General....................................................................................  3
         2.2      Modification of Initial Deferral Agreement....................................................  3
         2.3      Termination of Membership; Re-employment......................................................  4
         2.4      Change in Status..............................................................................  4

ARTICLE 3.  DEFERRALS...........................................................................................  4
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
         3.1      Filing Requirements...........................................................................  4
         3.2      Deferral Agreement............................................................................  4
         3.3      Crediting of Deferrals........................................................................  5
         3.4      Changing Deferrals............................................................................  5
         3.5      Certain Additional Credits....................................................................  5

ARTICLE 4.  MAINTENANCE OF ACCOUNTS.............................................................................  5
         4.1      Accounts......................................................................................  5
         4.2      Deemed Investments............................................................................  5
         4.3      Statement of Accounts.........................................................................  6
         4.4      Vesting of Account............................................................................  6

ARTICLE 5.  PAYMENT OF BENEFITS.................................................................................  6
         5.1      Commencement of Payment.......................................................................  6
         5.2      Method of Payment.............................................................................  7
         5.3      Hardship Withdrawal...........................................................................  7
         5.4      Designation of Beneficiary....................................................................  8
         5.5      Special Distribution Rules....................................................................  8
         5.6      Status of Account Pending Distribution........................................................  8
         5.7      Change of Control.............................................................................  9

ARTICLE 6.  AMENDMENT OR TERMINATION............................................................................  9
         6.1      Right to Terminate............................................................................  9
         6.2      Right to Amend................................................................................  9
         6.3      Uniform Action................................................................................  9

ARTICLE 7.  GENERAL PROVISIONS..................................................................................  9
         7.1      No Funding....................................................................................  9
         7.2      No Contract of Employment..................................................................... 10
         7.3      Withholding Taxes............................................................................. 10
         7.4      Nonalienation................................................................................. 10
         7.5      Administration................................................................................ 10
         7.6      Construction.................................................................................. 11
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                                  INTRODUCTION

                  This Polaris Supplemental Retirement/Savings Plan (the "Plan") originally became effective July 1, 1995. On December 31, 1996, Polaris Industries Partners L.P., a Delaware limited partnership, and the original sponsor of the Plan, was merged with and into Polaris Industries Inc., a Delaware corporation, which then became the new sponsor of the Plan. The Plan was amended effective December 31, 1996 to reflect this merger.

                  This Plan is generally intended to provide certain executives who participate in the Polaris Industries Inc. 401(k) Retirement/Savings Plan (the "Savings Plan") with an opportunity to defer a portion of their compensation until their retirement or other termination of employment and to have employer contributions credited as if such employee contributions had been made under the Savings Plan in order to restore contributions lost because of the application of Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, to the Savings Plan. The Plan is unfunded and is maintained by Polaris Industries Inc. and Affiliated Companies and their respective successors primarily for the purpose of providing deferred compensation for a select group of management or highly-compensated employees.


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                             ARTICLE 1. DEFINITIONS

         1.1 "Account" shall mean the bookkeeping account maintained for each Member to record his Deferrals and Additional Credits, as adjusted pursuant to
Article 4. The Administrator may establish such sub-accounts within a Member's Account as it deems necessary to implement the provisions of the Plan.

         1.2 "Additional Credits" shall mean amounts credited to the Account of a Member pursuant to Section 3.5.

         1.3 "Administrator" shall mean the Plan Sponsor.

         1.4 "Affiliated Company" shall mean the Corporation and any corporation, partnership or other entity directly or indirectly controlled by the Corporation.

         1.5 "Board of Directors" or "Board" shall mean the Board of Directors of the Corporation.

         1.6 "Change of Control" shall mean any of the following:

         (a) Any election has occurred of persons to the Board of Directors that causes at least one-half of the Board of Directors to consist of persons other than (i) persons who were members of the Board of Directors on July 1, 1995 and (ii) persons who were nominated for election by the Board of Directors as members of the Board of Directors at a time when more than one-half of the members of the Board of Directors consisted of persons who were members of the Board of Directors on July 1, 1995; provided, however, that any person nominated for election by the Board of Directors at a time when at least one-half of the members of the Board of Directors were persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board of Directors shall, for this purpose, be deemed to have been nominated by a Board of Directors composed of persons described in clause (i) (persons described or deemed described in clauses (i) and/or
         (ii) are referred to herein as "Incumbent Directors"); or

         (b) The acquisition in one or more transactions, other than from the corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Corporation Voting Securities equal to or greater than 35% of Corporation Voting Securities unless such acquisition has been approved by the Incumbent Directors as an acquisition not constituting a Change in Control for purposes hereof; or

         (c) Any of the following: (x) a liquidation or dissolution of the Corporation; (y) a reorganization, merger or consolidation of the Corporation unless, following such reorganization, merger or consolidation, (A) the Corporation is the surviving entity resulting from such reorganization, merger or consolidation or (B) at least one-half of the Board of Directors of the entity resulting from such reorganization, merger or consolidation consists of Incumbent Directors; or (z) a sale or other disposition of all or substantially all of the assets of the Corporation unless, following such sale or disposition, at least one-half of the Board of Directors of the transferee consists of Incumbent Directors.

         1.7 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         1.8 "Committee" shall mean the Compensation Committee of the Board of Directors.

         1.9 "Compensation" shall mean the compensation of an Eligible Executive as defined for purposes of the Savings Plan, determined prior to any Deferrals under Article 3, to the extent that such compensation exceeds the limit on compensation imposed by Section 401(a)(17) of the Code.

         1.10 "Corporation" shall mean Polaris Industries Inc., a Minnesota corporation, and any successor thereto by merger, purchase or otherwise.

         1.11 "Corporation Voting Securities" shall mean the combined voting power of all outstanding voting securities of the Corporation entitled to vote generally in the election of the Board of Directors.

         1.12 "Deferrals" shall mean the amounts credited to a Member's Account under Section 3.3.

         1.13 "Deferral Agreement" shall mean a completed agreement between an Eligible Executive and a Participating Company of which he is an employee under which the Eligible Executive agrees to defer Compensation under the Plan. The Deferral Agreement shall be on a form prescribed by the Plan Sponsor and shall include any amendments, attachments or appendices.

         1.14 "Deferral Percentage" shall mean a percentage of an Eligible Executive's Compensation elected in a Salary Deferral Agreement, pursuant to
Section 3.1 hereof, and shall be a whole percentage not in excess of five percent (5%) or such other percentage as the Committee may determine from time to time.

         1.15 "Distribution Option(s)" shall mean the election by the Member of the event triggering the commencement of distribution and the method of distribution. Distribution Option elections shall be made on the Eligible Executive's initial Deferral Agreement.

         1.16 "Effective Date" shall mean July 1, 1995 or with respect to the Eligible Executives of a company which adopts the Plan, the date such company becomes a Participating Company.

         1.17 "Eligible Executive" shall mean an employee of a Participating Company whose


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annual Compensation is in excess of the limitation in effect under Section
401(a)(17) of the Code; provided, however, only those employees considered to be a select group of management or highly compensated shall be Eligible Executives under this Plan.

         1.18 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         1.19 "Member" shall mean, except as otherwise provided in Article 2, each Eligible Executive who has executed an initial Deferral Agreement as described in Section 2.1.

         1.20 "Participating Company" shall mean the Corporation, the Plan Sponsor and any other Affiliated Company which is designated for participation in the Plan in accordance with Section 7.5(b).

         1.21 "Plan" shall mean this Polaris Supplemental Retirement/Savings Plan, as amended from time to time.

         1.22 "Plan Sponsor" shall mean Polaris Industries Inc., a Delaware corporation and a wholly-owned subsidiary of the Corporation, and any successor thereto by merger, purchase or otherwise.

         1.23 "Savings Plan" shall mean the Polaris Industries Inc. 401(k) Retirement/Savings Plan, as amended from time to time.

         1.24 "Valuation Date" shall mean each of the valuation dates under the Savings Plan.


                 ARTICLE 2. MEMBERSHIP AND DEFERRAL AGREEMENTS

         2.1 In General:

                  (a) An Eligible Executive shall become a Member as of the date he files his initial Deferral Agreement with the Administrator. However, such Deferral Agreement shall be effective for purposes of deferring Compensation only as provided in Article 3.

                  (b) A Deferral Agreement shall be in writing and properly completed upon a form approved by the Administrator, which shall be the sole judge of the proper completion thereof. Such Agreement shall provide for the deferral of Compensation, shall specify the Distribution Options, and may include such other provisions as the Administrator deems appropriate. A Deferral Agreement shall not be revoked or modified with respect to the allocation of prior deferrals. Distribution Options elected may not be modified or revoked except as provided in Section 5.1.

                  (c) As a condition for membership the Administrator may require such other information as it deems appropriate.


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         2.2 Modification of Initial Deferral Agreement: A Member may elect to change, modify or revoke a Deferral Agreement as follows:

                  (a) A Member may change the rate of his Deferrals, or suspend his Deferrals on account of severe financial hardship, as provided in
         Article 3.

                  (b) A Member may change the event entitling him to distribution, as designated on his election of Distribution Options, as provided in Section 5.1(b)(i).

                  (c) A Member may change the event entitling him to distribution as designated on his election of Distribution Options, subject to the six percent (6%) penalty described in Section 5.1(b)(ii).

         2.3 Termination of Membership; Re-employment:

                  (a) Membership shall cease, subject to Section 2.4, upon a Member's termination of employment. Membership shall be continued during a leave of absence approved by the Eligible Executive's Participating Company.

                  (b) Upon re-employment as an Eligible Executive, a former Member may become a Member again as follows:

                           (i) in the case of a former Member who prior to reemployment received the balance in his Account, by executing a Deferral Agreement under Section 2.1 as though for all purposes of the Plan the Affiliated Companies had never employed the former Member;

                           (ii) in the case of a former Member who prior to reemployment did not receive the balance in his Account, by executing a Deferral Agreement under Section 2.1; provided his Distribution Options and beneficiary designation shall remain in effect.

         2.4 Change in Status: In the event that a Member ceases to be an Eligible Executive with respect to Deferrals but continues to be employed (other then with respect to payroll deductions effected prior to such cessation of Eligible Executive status) by an Affiliated Company, his Deferrals and Additional Credits shall thereupon be suspended until such time as he shall once again become an Eligible Executive. All other provisions of his Deferral Agreement shall remain in force and he shall continue to be a Member of the Plan.

                              ARTICLE 3. DEFERRALS

         3.1 Filing Requirements:

                  (a) An individual who is an Eligible Executive immediately prior to the Effective Date may file a Deferral Agreement with the Administrator, within such



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                  period prior to the Effective Date and in such manner as the
                  Administrator may prescribe.

                  (b) An individual who becomes an Eligible Executive on or after the Effective Date may file a Deferral Agreement with the Administrator during the calendar month he becomes an Eligible Executive, in such manner as the Administrator may prescribe.

                  (c) An Eligible Executive who fails to file a Deferral Agreement with the Administrator as provided in Sections 3.1(a) and 3.1(b) may file a Deferral Agreement in any subsequent month of December for the next calendar year.

         3.2 Deferral Agreement: An Eligible Executive's Deferral Agreement shall authorize a reduction in his base pay with respect to his Deferrals under the Plan. The Agreement shall be effective for payroll periods beginning on or after the later of: (a) the Effective Date; or (b) the first day of the month following the date the Deferral Agreement is filed with the Administrator in accordance with Section 3.1. Paychecks applicable to said payroll periods shall be reduced accordingly.

         3.3 Crediting of Deferrals:

                  (a) On each Valuation Date following the effective date of an Eligible Executive's Deferral Agreement, his Account shall be credited with an amount of Deferral, if any, for each payroll period ending within the month in which such Valuation Date occurs, as he elects in his Deferral Agreement.

                  (b) An Eligible Executive shall not be entitled to make Deferrals on or after attaining the age, if any, which he has designated under Section 5.1(a) for the purpose of commencing distribution of his Account.

         3.4 Changing Deferrals:

                  (a) An Eligible Executive's election on his Deferral Agreement of the rate at which he authorizes Deferrals under the Plan shall remain in effect in subsequent calendar years unless he files with the Administrator an amendment to his Deferral Agreement modifying or revoking such election. The amendment shall be filed by December 31 and shall be effective for payroll periods beginning on or after the following January 1.

                  (b) Notwithstanding Section 3.4(a), an Eligible Executive may, in the event of a severe financial hardship, request a suspension of his Deferrals under the Plan. The request shall be made in a time and manner determined by the Administrator, and shall be effective as of such date as the Administrator prescribes. The Administrator shall apply standards, to the extent applicable, identical to those described in Section 5.3 in making its determination. The Eligible Executive may apply to the Administrator to resume his Deferrals with respect to payroll periods


                                       5
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                  beginning on or after the January 1 following the date of
                  suspension, in a time and manner determined by the Administrator; provided, that the Administrator shall approve such resumption only if the Administrator determines that the Eligible Executive is no longer incurring such hardship.

         3.5 Certain Additional Credits: On each Valuation Date, there shall be credited to the Account of an Eligible Executive Additional Credits in an amount equal to the Deferrals credited to such Eligible Executive's Account since the immediately preceding Valuation Date; provided, however, that the Committee shall have the authority and discretion to establish for any particular time period such other formula for determining Additional Credits as it deems appropriate.

                       ARTICLE 4. MAINTENANCE OF ACCOUNTS

         4.1 Accounts: An Account shall be established for each Member. As of each Valuation Date, each Member's Account shall be credited with deemed investment earnings and losses pursuant to Section 4.2.

         4.2 Deemed Investments: Each Member's Account shall be deemed to be invested in the same manner as such Member's account under the Savings Plan is invested; provided, however, that for any periods of time during which a Member does not have an account under the Savings Plan, the rate of deemed investment earnings shall be determined by the Committee. As of each Valuation Date, deemed investment earnings and losses shall be applied to each Member's Account based upon the performance of the applicable investment funds under the Savings Plan.

         4.3 Statement of Accounts: A statement will be sent to each Member as to the balance of his Account at least once each calendar year.

         4.4 Vesting of Account: Each Member shall at all times be fully vested in his Account.


                         ARTICLE 5. PAYMENT OF BENEFITS

         5.1 Commencement of Payment:

                  (a) The distribution of the Member's or former Member's Account shall commence, pursuant to Section 5.2, on or after the occurrence of (i), (ii), (iii) or (iv) below, as designated by the Member as part of his Distribution Option election:

                           (i) either the date of the Member's termination of employment with the Affiliated Companies for any reason, whether with or without cause, or the first anniversary of such date,

                           (ii) attainment of a designated age not earlier than age 59-1/2 nor later than age 70-1/2,



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                           (iii)    the earlier of (i) or (ii) above, or

                           (iv)     the later of (i) or (ii) above.

                  In the event a Member elects either (ii) or (iii) above, he may not elect an age less than three (3) years subsequent to his current age. A Member or former Member shall not change his Distribution Option election of the designation of the event which entitles him to distribution of his Account, except as provided in Section 5.1(c) below.

                  (b) A Member or former Member may change his Distribution Option election of the designation of the event which entitles him to distribution of his Account under Section 5.1(a), as follows:

                           (i) A Member or former Member may make a one-time request to the Administrator to defer the Member's designated distribution event under Section 5.1(a). The requests must be filed in writing with the Administrator at least one year prior to when distribution would commence based on the current designation. The deferral requests must specify a distribution event described in Section 5.1(a), shall be subject to approval of the Administrator and, if approved, shall be effective as of the date that is one year after the request is filed with the Administrator. If the Member's current distribution event will occur upon his termination of employment and the Member's employment terminates within one year after the deferral request is made, the deferral request shall not be effective. A deferral request under this Section 5.1(b)(i) shall not result in a forfeiture of the Member's or former Member's Account.

                           (ii) Notwithstanding Section 5.1(b)(i), a Member or former Member may change his designated distribution event under Section 5.1(a), no more frequently than once in any calendar year, by filing with the Administrator an amendment to his Distribution Option election on or before December 31 (or the last preceding business day if December 31 is not a weekday). The change shall be limited to those events entitling a Member to a distribution that are described in
                                    Section 5.1(a), shall be subject to approval of the Administrator and, if approved, shall be effective as of the last Valuation Date of the calendar year in which the change is filed. Unless the election complies with the requirements for a one-time deferral request under Section 5.1(b)(i), or unless the provisions of Section 5.1(d) apply, an election under this Section 5.1(b)(ii) shall result in the forfeiture of six percent (6%) of the Member's or former Member's Account, determined as of the Valuation Date upon which the election is effective.

                  (c) Notwithstanding anything in this Section 5.1 to the contrary, a Member's Account shall be distributed upon his death.

                  (d) Notwithstanding the foregoing, in its sole and absolute discretion the Participating Companies may delay payment of a benefit under this Plan to any Member to the extent required to avoid the nondeductibility of such benefit under Section 162(m) of the Code; provided, however, if a Member's payment is delayed, the benefit to which he is entitled will not decrease after the date it would otherwise be distributed.

         5.2 Method of Payment: A Member's or former Member's Account shall be distributed or commence to be distributed to him, or in the event of his death to his Beneficiary, as soon as administratively practicable following the date provided in the Member's Distribution Option elected under Section 5.1 or his date of death, as the case may be, based upon the Member's Account as of the Valuation Date coinciding with or immediately preceding the date of distribution. Such distribution shall be made either (i) in a single lump sum payment or (ii) in substantially equal monthly, quarterly or annual payments over a period not in excess of ten (10) years. If the installment method is elected, the Member's Account, until fully distributed, shall continue to be credited with deemed investment earnings and losses in accordance with Section 4.2, and each installment payment shall equal a fraction of the Account balance, as of the most recent Valuation Date, equal to one over the number of installment payments left. A Member shall be entitled to elect the form of distribution to him or his Beneficiary at the time of commencement of his participation under this Plan and any such election shall be irrevocable and never subject to change except prospectively. If a Member shall fail to make a proper election as to the form of distribution of his Account, the Committee shall determine the method by which such Member's Account shall be distributed to him or his Beneficiary.

         5.3 Hardship Withdrawal:

                  (a) While employed by the Participating Companies, a Member or former Member may, in the event of a severe financial hardship, request a withdrawal from his Account. The request shall be made in a time and manner determined by the Administrator, shall not be for a greater amount than the amount required to meet the financial hardship, and shall be subject to approval by the Administrator.

                  (b) For purposes of this Section 5.3 financial hardship shall include:

                           (i) education of a dependent child where the Member or former Member shows that without the withdrawal under this Section the education would be unavailable to the child;

                           (ii) illness of the Member or former Member or his dependents, resulting in severe financial hardship to the Member or former Member;

                           (iii) the loss of the Member's or former Member's home or its contents, to the extent not reimbursable by insurance or otherwise, if such loss results in a severe financial hardship to the Member or former Member;

                           (iv) any other extraordinary circumstances of the Member or former Member approved by the Administrator if such circumstances would result in a present or impending critical financial need which the Member or former Member is unable to satisfy with funds reasonably available from other sources.

         5.4 Designation of Beneficiary: A Member or former Member may, in a time and manner determined by the Administrator, designate a beneficiary and one or more contingent beneficiaries (which may include the Member's or former Member's estate) to receive any benefits which may be payable under this Plan upon his death. If the Member or former Member fails to designate a beneficiary or contingent beneficiary, or if the beneficiary and the contingent beneficiaries fail to survive the Member or former Member, such benefits shall be paid to the Member's or former Member's estate. A Member or former Member may revoke or change any designation made under this Section 5.4 in a time and manner determined by the Administrator.

         5.5 Special Distribution Rules: Notwithstanding anything to the contrary in this Plan, if (a) a Member or former Member becomes the owner, director or employee of a competitor of the Affiliated Companies, (b) his employment is terminated by an Affiliated Company on account of actions by the Member which are detrimental to the interests of the Affiliated Company, or (c) he engages in conduct subsequent to the termination of his employment with the Affiliated Companies which the Administrator determines to be detrimental to the interests of an Affiliated Company, then the Administrator may, in its sole discretion, pay the Member or former Member a single sum payment equal to the balance in his Account. The single sum payment shall be made as soon as practicable following the date the Member or former Member becomes an owner, director or employee of a competitor, his termination of employment or the Administrator's determination of detrimental conduct, as the case may be, and shall be in lieu of all other benefits which may be payable to the Member or former Member under this Plan.

         5.6 Status of Account Pending Distribution: Pending distribution, a former Member's Account shall continue to be credited with earnings and losses as provided in Section 4.2. The former Member shall be entitled to apply for Hardship withdrawals under Section 5.3 to the same extent as if he were a Member of the Plan.

         5.7 Change of Control: In the event a Change of Control has occurred, each Member or former Member shall receive, and the Plan Sponsor shall pay within 7 days of such Change of Control, a lump sum payment equal to the value of the Member's or former Member's Accounts (determined under Article 4) as of the Valuation Date coinciding with or next following the date of such Change of Control. The amount of each Member's or former Member's lump sum payment shall be determined by the Plan Sponsor's accountants after consultation with the entity then maintaining the Plan's records, and shall be projected, if necessary, to such Valuation Date from the last valuation of Member's or former Member's Accounts for which information is readily available.

                       ARTICLE 6. AMENDMENT OR TERMINATION

         6.1 Right to Terminate: Each Participating Company, by proper action of its governing body, may, in its sole discretion, terminate this Plan and the related Deferral Agreements at any time with respect to the Members employed by such Participating Company. In the event the Plan and related Deferral Agreements are terminated, each Member, former Member and beneficiary shall receive a single sum payment equal to the balance in his Account. The single sum payment shall be made as soon as practicable following the date the Plan is terminated and shall be in lieu of any other benefit which may be payable to the Member, former Member or beneficiary under this Plan.

         6.2 Right to Amend: Each Participating Company, by proper action of its governing body, may, in its sole discretion, amend this Plan and the related Deferral Agreements with respect to the Members employed by such Participating Company on 30 days prior notice to the Members and, where applicable, former Members. If any amendment to this Plan or to the Deferral Agreements shall adversely affect the rights of a Member or former Member, such individual must consent in writing to such amendment prior to its effective date. If such individual does not consent to the amendment, the Plan and related Deferral Agreements shall be deemed to be terminated with respect to such individual and he shall receive a single sum payment of his Account as soon thereafter as is practicable.

         6.3 Uniform Action: Notwithstanding anything in the Plan to the contrary, any action to amend or terminate the Plan or the Deferral Agreements must be taken in a uniform and nondiscriminatory manner.

                          ARTICLE 7. GENERAL PROVISIONS

         7.1 No Funding: Nothing contained in this Plan or in a Deferral Agreement shall cause this Plan to be a funded retirement plan. Neither the Member, former Member, his beneficiary, contingent beneficiaries, heirs or personal representatives shall have any right, title or interest in or to any funds of the Affiliated Companies on account of this Plan or on account of having completed a Deferral Agreement. Each Member or former Member shall have the status of a general unsecured creditor of the Affiliated Companies and this Plan constitutes a mere promise by the Affiliated Companies to make benefit payments in the future. The Plan Sponsor, in its sole discretion, may establish a grantor trust, insurance contract or other investment vehicle to assist in its meeting its obligations under this Plan; provided, that no member or beneficiary shall at any time have any right to any portion of the assets thereof and such assets shall at all times be subject to the claims of the creditors of the Plan Sponsor in bankruptcy.

         7.2 No Contract of Employment: The existence of this Plan or of a Deferral Agreement does not constitute a contract for continued employment between an Eligible Executive or a Member and an Affiliated Company. The Affiliated Companies reserve the right



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to modify an Eligible Executive's or Member's remuneration and to terminate an
Eligible Executive or a Member for any reason and at any time, notwithstanding the existence of this Plan or of a Deferral Agreement.

         7.3 Withholding Taxes: All payments under this Plan shall be net of an amount sufficient to satisfy any federal, state or local withholding tax requirements.

         7.4 Nonalienation: The right to receive any benefit under this Plan may not be transferred, assigned, pledged or encumbered by a Member, former Member, beneficiary or contingent beneficiary in any manner and any attempt to do so shall be void. No such benefit shall be subject to garnishment, attachment or other legal or equitable process without the prior written consent of the Affiliated Companies.

         7.5 Administration:

                  (a) This Plan shall be administered by the Committee. Certain administrative functions, as set forth in the Plan, shall be the responsibility of the Administrator. The Administrator shall interpret the Plan, establish regulations to further the purposes of the Plan and take any other action necessary to the proper operation of the Plan in accordance with guidelines established by the Committee or, if there are no such guidelines, consistent with furthering the purpose of the Plan.

                  (b) The Corporation, by proper action of the Board, in its sole discretion and upon such terms as it may prescribe, may permit any Affiliated Company to participate in the Plan.

                  (c) Prior to paying any benefit under this Plan, the Administrator may require the Member, former Member, beneficiary or contingent beneficiary to provide such information or material as the Administrator, in its sole discretion, shall deem necessary for it to make any determination it may be required to make under this Plan. The Administrator may withhold payment of any benefit under this Plan until it receives all such information and material and is reasonably satisfied of its correctness and genuineness.

                  (d) The Administrator shall provide adequate notice in writing to any Member, former Member, beneficiary or contingent beneficiary whose claim for benefits under this Plan has been denied, setting forth the specific reasons for such denial. A reasonable opportunity shall be afforded to any such Member, former Member, beneficiary or contingent beneficiary for a full and fair review by the Administrator of its decision denying the claim. The Administrator's decision on any such review shall be final and binding on the Member, former Member, beneficiary or contingent beneficiary and all other interested persons.

                  (e) All acts and decisions of the Administrator shall be final and binding upon all Members, former Members, beneficiaries, contingent beneficiaries and employees of the Affiliated Companies.


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         7.6 Construction

                  (a) The Plan is intended to constitute an unfunded deferred compensation arrangement for a select group of management or highly compensated employees and all rights hereunder shall be governed by and construed in accordance with the laws of the State of Minnesota to the extent not preempted by federal law.

                  (b) The masculine pronoun shall mean the feminine wherever appropriate.

                  (c) The captions inserted herein are inserted as a matter of convenience and shall not affect the construction of the Plan.


                                           POLARIS INDUSTRIES INC.
                                           a Delaware corporation


                                           By:     /s/  W. Hall Wendel, Jr.
                                               ---------------------------------
                                               W. Hall Wendel, Jr., its Chairman
                                               and Chief Executive Officer





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